EXECUTION VERSION

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.1

LICENSE AGREEMENT

by and between

Durect Corporation

and

Gilead Sciences, Inc.

dated

July 19, 2019

Page

Article 1 DEFINITIONS	2
Article 2 GOVERNANCE	13
2.1	Joint Development Committee.13
2.2	Decision Making14
2.3	Day-to-Day Responsibilities15
2.4	Dissolution of the JDC15
2.5	Alliance Managers15
Article 3 LICENSES	15
3.1	License Grant.15
3.2	Option for Other Products16
3.3	No Other Rights17
3.4	[***]17
Article 4 DEVELOPMENT, REGULATORY MATTERS AND COMMERCIALIZATION	19
4.1	Development.19
4.2	Regulatory Matters.23
4.3	Pharmacovigilance24
4.4	Commercialization.24
4.5	Other Activities25
4.6	Compliance Provisions.26
Article 5 SUPPLY	27
5.1	Initial Development Supply of Product27
5.2	Later Development and Commercial Supply of Product.33
5.3	Commercial Supply of Excipients35
Article 6 PAYMENTS	36
6.1	Durect Costs36
6.2	Upfront Fee36
6.3	Milestone Payments.36
6.4	Royalty Payments38
6.5	Payment Method40
6.6	Taxes40
6.7	Indemnification for Withholding41
6.8	Inspection of Records41
6.9	Late Payment41
6.10	Currency Conversion42
Article 7 DATA; INTELLECTUAL PROPERTY	42

-i-

(Continued)

Page

7.1	Ownership and Use of Data.42
7.2	Ownership of Inventions44
7.3	Intellectual Property.44
7.4	Patent Prosecution.44
7.5	Assistance46
7.6	Defense of Third Party Infringement Claims46
7.7	Enforcement.46
7.8	Patent Marking48
Article 8 CONFIDENTIALITY	48
8.1	Confidentiality; Exceptions48
8.2	Certain Specific Information49
8.3	Authorized Use and Disclosure49
8.4	Prior Agreement50
8.5	Scientific Publications50
8.6	Publicity.51
8.7	[***]52
Article 9 REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION	52
9.1	General Representations and Warranties52
9.2	Durect Representations and Warranties53
9.3	Additional Durect Covenants55
9.4	DISCLAIMER OF WARRANTIES56
9.5	Indemnification.56
9.6	Insurance57
9.7	LIMITATION OF LIABILITY58
Article 10 TERM AND TERMINATION	58
10.1	Term58
10.2	Termination by Gilead58
10.3	Termination by Durect.58
10.4	Termination by Either Party.59
10.5	[Intentionally left blank].60
10.6	General Effects of Expiration or Termination60
Article 11 DISPUTE RESOLUTION	62
11.1	Dispute Resolution62
11.2	Initial Escalation62
11.3	Binding Arbitration62
11.4	Injunctive Relief63

-ii-

(Continued)

Page

11.5	[***]63
11.6	Patent and Trademark Dispute Resolution64
Article 12 MISCELLANEOUS	64
12.1	Governing Law64
12.2	Waiver of Right to Trial by Jury64
12.3	Assignment64
12.4	Consequences of Bankruptcy64
12.5	Notices65
12.6	Waiver66
12.7	Severability66
12.8	Entire Agreement/Modification66
12.9	Relationship of the Parties66
12.10	Force Majeure66
12.11	Compliance with Laws/Other67
12.12	Counterparts67
12.13	Exhibits67
12.14	Further Assurances67

-iii-

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is effective as of July 19, 2019 (the “Effective Date”) by and between Durect Corporation, a Delaware company having offices located at 10260 Bubb Road, Cupertino, California 95014 (“Durect”), and Gilead Sciences, Inc., a Delaware corporation having offices located at 333 Lakeside Drive, Foster City, CA 94404 (“Gilead”).  Gilead and Durect are each referred to herein by name or, individually, as a “Party” or, collectively, as “Parties.”

BACKGROUND

A.Durect owns and controls rights in and to certain technologies and compositions related to and comprising proprietary carrier materials, polymers and systems for imparting controlled release, manufacturability, injectability and/or stability-enhancing qualities to pharmaceutical products, including the technologies and compositions known as the SABER® Formulation Platform (as defined below).

B.Gilead is in the business of developing and commercializing pharmaceutical products, including products incorporating the Active Agent (as defined below).

C.Durect and Gilead entered into that certain Research and Development Master Services Agreement dated [***] (the “MSA”), pursuant to which the Parties agreed to conduct research and development projects with respect to certain active agents, and in connection therewith Durect granted Gilead an option to obtain an exclusive license to exploit pharmaceutical products combining such agents with Durect’s platform technologies and compositions.

D.Gilead desires to exercise such option and obtain from Durect such license with respect to pharmaceutical products combining the Active Agent with Durect’s SABER® Formulation Platform, and Durect desires to grant Gilead such a license, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration, the receipt and sufficiency of which is hereby acknowledged, Gilead and Durect hereby agree as follows:

Article 1
DEFINITIONS

The following capitalized terms shall have the meanings given in this Article 1 when used in this Agreement:

1.1“Accounting Standards” means with respect to a Selling Party, the generally accepted accounting principles (GAAP) of the United States (“GAAP”) as generally and consistently applied by such Selling Party across its operations.

1.2“Access Territories” [***].

1.3“Active Agent” means [***].

1.4“Affiliate” means with respect to a Person, any other Person who is directly or indirectly controlling, controlled by or under common control with such Person, for so long as such control exists.  For purposes of this Section 1.4 only, “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such corporate entity or (b) the direct or indirect possession of the power to direct, or cause the direction of, the policies or actions of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.5“Annual Net Sales” means, with respect to a calendar year, aggregate Net Sales of all Products throughout the Territory during such calendar year, but excluding, on a Product-by-Product and country-by-country basis, Products in countries for which the Royalty Term has expired.

1.6“Applicable Laws” means, with respect to a Person’s activities under this Agreement, any and all applicable laws, ordinances, orders, rules, rulings, directives, treaties, statutes, interpretations, guidance document, policy, writ, award, decree, injunction, judgment, stay, restraining order and regulations of any kind whatsoever of any governmental or regulatory authority (including the FDA), or national securities exchanges or securities listing organizations, within the applicable jurisdiction applicable to such Person’s activities under this Agreement, as may be in effect from time to time.

1.7“Business Day” means any day other than (a) a Saturday, Sunday or any other day on which commercial banks in San Francisco, California, United States are authorized or required by law to remain closed, or (b) December 26 through December 31 (inclusive).

1.8 [***]

1.9“CFP” means [***].

1.10“Combination Product” means [***].

1.11“Commercially Reasonable Efforts” means [***].

1.12“Compulsory License” means, [***].

1.13“Contractor” means any contract research organization, contract manufacturer or other Third Party with which Durect contracts for the performance of any Durect Development Activities (including the manufacture of Product for development) or for the manufacture and supply of Durect Excipients, in each case in accordance with Section 4.1(b)(6), Section 5.1 or Section 5.3, as applicable.

1.14“Control” means, with respect to any material, data or technical information, or intellectual property right, that a Party or any of its Affiliates (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such material, data or technical information, or intellectual property right and, in each case (a) and (b), has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without giving rise to any payment obligation to any Third Party or any violation of the terms of any written agreement with any Third Party.  Notwithstanding anything to the contrary in this Agreement, [***].  “Controlled” and “Controlling” shall have their correlative meanings.

1.15“Cover” means, with respect to any subject matter, [***].  “Covered” or “Covering” shall have their correlative meanings.

1.16“Covering Claim” means,[***].

1.17“Dedicated Assets” means any capital assets that Durect acquires after the Effective Date for the Durect Development Activities.

1.18“Distributor” means any Person appointed by Gilead or any of its Affiliates or its or their Sublicensees, and that is not an Affiliate of any of them, to distribute, market and sell the Products in one or more countries in the Territory, in circumstances where the Person purchases its requirements of Products from and is invoiced for such purchases by Gilead or its Affiliates or its or their Sublicensees but does not make any royalty or other payment to Gilead or its Affiliates or its or their Sublicensees based on sales by such Person of Products or for (sub)license rights under Durect Intellectual Property with respect to Products.

1.19“Drug Master File” means any and all submission(s) to any Regulatory Authority that may be used to provide confidential detailed information concerning facilities, processes, or articles used in the manufacturing, processing, packaging, and storing of one (1) or more drugs or excipients therefor to support regulatory filings, including but not limited to an IND, MAA, Marketing Approval, an export application, or amendments and supplements to any of these, as well as any non-clinical, toxicological or other data included or referenced therein.

1.20“Durect Competing Product” means [***].

1.21“Durect Costs” means [***].

1.22“Durect Intellectual Property” means, individually and collectively, the Durect Know-How and Durect Patents.

1.23“Durect Know-How” means [***].

1.24“Durect Patent” means [***].

1.25“EMA” means the European Medicines Agency or any successor agency thereto.

1.26“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.27“Field” means [***]

1.28“Generic Product” means, [***].

1.29“Generic Sublicensee” means [***].

1.30“IND” means an Investigational New Drug Application, as described in the FDA regulations, 21 CFR §312.23, including all amendments and supplements thereto, or similar applications (i.e., a filing that must be made prior to commencing clinical testing of a pharmaceutical product in human subjects) filed with a Regulatory Authority in any other jurisdiction.

1.31“Initiation” means, as the context requires, [***].

1.32“Japanese Regulatory Authority(ies)” means, individually and collectively, the Ministry for Health, Labor and Welfare of Japan, and any successor entity thereto, and the Pharmaceutical and Medical Devices Agency, and any successor entity thereto.

1.33“Joint Patents” means [***].

1.34“MAA” (Marketing Approval Application) means an application filed with the FDA as more fully defined in 21 C.F.R. §314.50 et. seq., or similar application or submission filed with or submitted to any Regulatory Authority to obtain permission to commence marketing and sales of a product in any particular jurisdiction.

1.35“Marketing Approval” means, with respect to a pharmaceutical product in a particular jurisdiction, approval or other permission by the applicable Regulatory Authority sufficient to initiate marketing and sales of such product in such jurisdiction, including [***]Pricing Approval.

1.36“Material Breach” means a breach of this Agreement that [***].

1.37“Net Receipts” means [***].

1.38“Net Sales” means [***]

in each case [***] as determined from books and records of the Selling Party maintained in accordance with applicable Accounting Standards.  [***]

In the event a Product is sold as part of a Combination Product in a country, then the portion of the gross amount invoiced for sale of such Combination Product in such country that is attributable to Net Sales for purposes of determining payments based on Net Sales hereunder (the “Net Sales Allocation”) shall be determined as follows:

(y)in the event that such Combination [***]

(z)(i) in the event that such Combination Product [***]

For clarity, in the event [***] (as adjusted in accordance with clauses [***] above).

1.39“Non-Proprietary Product” means, with respect to a [***].

1.40“Other Formulation Platform(s)” means [***].

1.41“Patent” means any of the following, whether existing now or in the future anywhere in the world: (a) any national, regional and international patents and patent applications, including provisional patent applications; (b) any patent applications filed from such patents, patent applications or provisional applications or from an application claiming priority thereto, including divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications; (c) any patents that have issued or in the future issue from the foregoing patent applications described in clauses (a) and (b), including utility models, petty patents and design patents and certificates of invention; and (d) any extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (a), (c) and (d).

1.42“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.43“Phase 1 Clinical Trial” means [***].

1.44“Phase 2 Clinical Trial” means [***].

1.45“Phase 3 Clinical Trial” means [***] .

1.46“Pricing Approval” means [***].

1.47“Product” means [***].

1.48“Product Technology” means[***].

1.49“Proprietary Product” means, [***].

1.50“Prosecution” means, with respect to a Patent, the filing, preparation, prosecution (including conducting all correspondence and interactions with any patent office and seeking, conducting and defending any and all interferences, inter partes reviews, reissue proceedings, reexaminations, and oppositions and similar proceedings), and maintenance thereof, including obtaining patent term extensions, regulatory exclusivity, supplemental protection certificates, or their equivalents with respect thereto.  When used as a verb, “Prosecute” means to engage in Prosecution.

1.51“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, development, commercialization, manufacture, sale or other use or exploitation (including the granting of Marketing Approvals) of Product in any jurisdiction, including the EMA, FDA and Japanese Regulatory Authorities.

1.52“Regulatory Filing” means any filing or application with any Regulatory Authority, including INDs, MAAs and authorization, approvals or clearances arising from the foregoing, including Marketing Approvals and any related packaging and pricing approvals, and all correspondence with any relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with any Regulatory Authority, in each case with respect to Product.

1.53“SABER® Formulation Platform” or “SFP” means [***].

1.54“SAIB” means [***].

1.55“Sublicensee” means a Third Party that has received, directly or indirectly, from Gilead or its Affiliate a sublicense, under Section 3.1(b), of the rights granted to Gilead, provided [***]; provided further that [***].

1.56“Territory” means all of the countries and territories in the world.

1.57“Third Party” means any Person other than Gilead, Durect or their respective Affiliates.

1.58“Third Party Supplier” means a contract manufacturer engaged for manufacturing Product by Gilead and meeting the conditions set forth in Section 5.2(e).

1.59“Valid Claim” means a claim of [***].

1.60“Violation” means that a Party or any of its officers or directors or any other personnel of such Party (or other permitted agents of such Party performing activities hereunder including Third Party contractors and their respective officers and directors) has been:  (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or otherwise excluded from contracting with the federal government (see the System for Award Management (formerly known as the Excluded Parties Listing System) at http://sam.gov/portal/public/SAM/); or (c) listed by any U.S. federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including under 21 U.S.C. 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (a), (b) and (c) collectively the “Exclusions Lists”).

1.61Additional Definitions.  Each of the following capitalized terms shall have the meanings set forth in the corresponding Sections of this Agreement indicated below:

Definitions	Section
Acquiring Entity	1.8
[***]	[***]
Agreement	Preamble
Alliance Manager	2.5
[***]
Auditable Party	6.8
Auditing Party	6.8

Definitions	Section
Bankruptcy Code	12.4
Chairperson	2.1(c)
[***]	[***]
CMC	4.1(a)(5)
Commercialization Milestone Event	6.3(b)

Definitions	Section

Definitions	Section
Commercialization Milestone Payment	6.3(b)

Definitions	Section
Compulsory Licensee	6.4(d)
Confidential Information	8.1
Anticorruption Laws	5.1(h)(5)
Controlled or Controlling	1.13
Covered or Covering	1.14
[***]	[***]
Data	7.1(a)
Defending Party	7.6
Development Milestone Event	6.3(a)
Development Milestone Payment	6.3(a)
Dispute	11.1
Dollars or $	6.5
Durect	Preamble
[***]	[***]
Durect Controlled Patents	7.4(a)
Durect Development Activities	4.1(b)(1)
Durect Excipients	4.2(b)
Durect Indemnitees	9.5(b)
Durect Sole Invention	7.2
Durect Trademark	4.4(b)
Effective Date	Preamble
Enforcement Action	7.7(b)
Enforcing Party	7.7(d)
Exclusions Lists	1.60
FD&C Act	5.1(h)(4)
FCPA	5.1(h)(5)
Facilities	5.1(a)(2)
GAAP	1.1
Gilead	Preamble
Gilead Data	7.1(a)
Gilead Indemnitees	9.5(a)
Gilead Sole Invention	7.2
Gilead Specific Information	8.1(e)
[***]	[***])
[***]	[***]

Definitions	Section
Indemnify	9.5(a)
Invention	7.2
JAMS Rules	11.3(b)
JDC	2.1(a)
Joint Data	7.1(a)
Joint Invention	7.2
Losses	9.5(a)
Manufacturing Notice	5.2(c)
MSA	Preamble
Net Sales Allocation	1.38
Non-Conforming Product	5.1(i)(1)
Objection Notice	5.1(i)(2)
OECD Convention	5.1(h)(5)
Officials	4.6(b)
Optional Supply	5.2(a)
Original Payment	6.6
Party or Parties	Preamble
Payment	4.6(b)
Preliminary Supply Activities	5.1(a)(3)
Product Development Plan or PDP	4.1(a)(1)
Product Warranty	5.1(h)(9)
Product Trademarks	4.4(b)
Quality Agreement	5.1(g)
Requirements	4.1(a)(1)
Royalty Term	6.4(a)
Selling Party	1.38
[***]	[***]
Specifications	5.1(h)(1)
Technology Transfer Activities	5.2(d)(2)
Technology Transfer Plan	5.2(d)(1)
Term	10.1
Third-Party Claim	9.5(a)
U.K. Bribery Act	5.1(h)(5)
Upfront Fee	6.2
Work Plan	5.1(b)(2)

1.62Interpretation.  The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto.  Unless the context otherwise clearly requires, whenever used in this Agreement:  (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “will” shall be construed in the imperative having the same meaning as the word “shall;” (c) the word “day” or “year” means a calendar day or year; (d) the word “notice” requires notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (e) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (f) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or”; (g) provisions that require that a Party, the Parties or the JDC “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (h) words of any gender include the other gender; (i) words using the singular or plural number also include the plural or singular number, respectively; (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (k) neither Party or its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party hereunder; and (l) the phrase “non-refundable” shall in no way limit either Party’s right to pursue or receive damages in connection with any breach of this Agreement.

Article 2
GOVERNANCE

2.1Joint Development Committee.

(a)Establishment.  Within [***] after the Effective Date, Gilead and Durect shall establish a joint development committee (the “JDC”) to oversee, review, monitor and coordinate the activities of the Parties under this Agreement and serve as a forum for the exchange and discussion of information with respect thereto, to the extent expressly and as more specifically provided in Sections 2.1(b), 2.2 and 2.3.

(b)Responsibilities.  The JDC shall be responsible for: (i) overseeing the Parties’ activities under this Agreement; (ii) reviewing, monitoring and coordinating the Parties’ activities relating to Durect Development Activities under this Agreement; (iii) facilitating access to and the exchange of information between the Parties related to the development of Product, including technology transfer; (iv) reviewing and commenting on each Product Development Plan and any amendment thereto (including as provided in Section 4.1(a)(4)); (v) establishing, reviewing and approving each Technology Transfer Plan, including the budget therein, and any amendments thereto; and (vi) undertaking or approving such other matters as are specifically provided for the JDC under this Agreement.

(c)Membership.  The JDC shall be comprised of an equal number of representatives from each of Durect and Gilead, and unless otherwise agreed such number shall be [***], with each Party’s Alliance Manager attending each JDC meetings as a non-voting attendee.  Either Party may replace its respective JDC representatives at any time with prior notice to the other Party in accordance with Section 12.5, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the individual he or she is replacing.  Unless otherwise agreed by the Parties, the JDC shall have at least one (1) representative with relevant decision-making authority from each Party such that the JDC is able to effectuate all of its decisions within the scope of its responsibilities.  [***]as the chairperson for the JDC [***] (the “Chairperson”), and Gilead shall appoint the [***] Chairperson upon written notice to Durect.  The Chairperson of the JDC shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting (any such agenda will include every matter requested by either Party), and circulating minutes of each meeting within [***] thereafter, which minutes shall reflect decisions of the JDC made in accordance with Section 2.2 and [***].

(d)Meetings.  The details of JDC activities, including frequency of JDC meetings, shall be discussed and agreed between the Parties in good faith on an ongoing basis as the development activities with respect to Product progress.  However, unless the Parties agree otherwise, the JDC shall hold meetings (either in person or by teleconference) at least [***] prior to [***], and thereafter, the JDC shall meet at least [***], or as otherwise agreed by the Parties.  Each Party shall bear its own costs related to its participation in the JDC, including costs associated with its representatives attending such meetings.  As appropriate, other employees of the Parties may attend JDC meetings as observers upon at least [***] prior written notice to the other Party before the applicable meeting, but no Third Party personnel may attend unless otherwise agreed by the Parties in writing, in which case such Third Party personnel shall [***]. Each Party may also call for special meetings to resolve particular matters requested by such Party.

Decision Making

.  Decisions of the JDC shall be made by consensus of the members present in person or by other means (e.g., teleconference) at any meeting, with at least one (1) representative from each Party participating in making each such decision and each Party will ensure that its member(s) participating in any such meeting may effectuate any decisions.  The members of the JDC shall at all times use good faith efforts to reach consensus on matters properly before the JDC; however, in the event that the JDC is unable to reach consensus with respect to a particular matter despite such good faith efforts, then either Party may, by written notice to the other, refer the matter to the senior officers of the Parties for resolution by good faith discussions for a period of at least [***] .  In the event that the senior officers of the Parties are unable to reach agreement with respect to such matter within such [***], [***]; provided, however, [***].  Notwithstanding anything herein to the contrary, the JDC shall not have any authority or right (A) to modify, amend or waive any term or condition of this Agreement, (B) to determine any issue in a manner that would conflict with any term or condition of this Agreement, (C) to make any determination that any Party is in breach of this Agreement, or (D) to make a decision that is expressly stated to require the mutual written agreement or consent of the Parties.

Day-to-Day Responsibilities

.  Each Party shall: (a) be responsible for day-to-day implementation and conduct of the activities hereunder for which it has or is otherwise assigned responsibility under this Agreement, provided that such implementation is consistent with the terms and conditions of this Agreement or the decisions of the JDC within the scope of its authority as provided herein; and (b) keep the other Party informed as to the progress of such activities as required by this Agreement and as otherwise determined by the JDC.

Dissolution of the JDC

.  The JDC shall continue to exist until the date [***], or such other end date as may be mutually agreed upon by the Parties in writing.  From and after such date, the JDC shall be dissolved and shall have no further obligations under this Agreement, and Gilead shall directly handle any matters formerly delegated to the JDC (subject to Section 2.2).

Alliance Managers

.  Promptly after the Effective Date, each Party shall appoint an individual to act as alliance manager for such Party, which may be one of the representatives of such Party on the JDC (each, an “Alliance Manager”).  During the Term, the Alliance Managers shall be the primary point of contact for the Parties regarding the development activities contemplated by this Agreement.  The Alliance Managers shall attend all meetings of the JDC and shall be responsible for assisting the JDC in performing its informational and review responsibilities.  The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 12.5.

Article 3
LICENSES

3.1License Grant.

(a)License to Product.  Subject to the terms and conditions of this Agreement, Durect hereby grants to Gilead an exclusive (even as to Durect), sublicensable (through multiple tiers, subject to the provisions of Section 3.1(b)), non-transferrable (except as set forth in Section 12.3), worldwide, royalty-bearing right and license under the Durect Intellectual Property to research, develop, manufacture and have manufactured (in accordance with Article 5), use, offer for sale, sell, import, export, or otherwise exploit Products (including as Combination Product(s)), in each case in the Field in the Territory.  Gilead shall have the right to exercise such license through its Affiliates, provided that Gilead shall be responsible for its Affiliates’ compliance with the terms of this Agreement including all relevant restrictions, limitations and obligations. For clarity, the license granted under this Section 3.1(a) expressly excludes [***].

(b)Sublicenses.  The license granted under Section 3.1(a) includes the right to grant and authorize sublicenses (through multiple tiers) within the scope thereof to Third Parties, subject to the following:

(1)Gilead shall, [***]and

(2)Gilead shall be responsible for compliance of its Sublicensees with the terms of this Agreement including all relevant restrictions, limitations and obligations.

(c)Durect Rights.  The Parties acknowledge and agree that Durect has the rights and licenses under the Durect Intellectual Property to conduct such activities assigned to it under this Agreement or that it otherwise has the right to conduct under this Agreement, including the Durect Development Activities and those manufacturing and supply activities to be conducted by Durect pursuant to Article 5.

Option for Other Products

.

(a)Generally.  During [***], Durect hereby grants to Gilead an exclusive option to obtain, on an active ingredient-by-active ingredient basis [***], an exclusive, worldwide license under Durect’s intellectual property to research, develop, manufacture and have manufactured, use, offer for sale, sell, import, export or otherwise exploit products incorporating active ingredients (other than the Active Agent) for [***], which products [***], in each case in the Field in the Territory.

(b)Exceptions.  Notwithstanding the foregoing Section 3.2(a), [***].

(c)Option Terms.  If Gilead provides notice exercising the option described in Section 3.2(a) with respect to an active ingredient during the period set forth in Section 3.2(a), the Parties shall promptly and acting in good faith expeditiously finalize a new license agreement for such active ingredient[***]; provided, however, that[***].

No Other Rights

.  Each Party acknowledges that the rights and licenses granted under this Article 3 and elsewhere in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted, whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to know-how, Patents or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

3.4[***].

Article 4
DEVELOPMENT, REGULATORY MATTERS AND COMMERCIALIZATION

4.1Development.

(a)General / Option.

(1)Subject to the terms and conditions of this Agreement, the Parties intend to collaborate on the development [***].  Gilead will prepare an initial, high level development plan for each Product, which plan shall set forth the initial development activities to be conducted under this Agreement (any such product development plan, as may be updated from time to time by Gilead through the JDC and subject to Section 4.1(a)(4)), is hereinafter referred to as a “Product Development Plan” or “PDP”).  Gilead will [***].  Durect shall [***].  The timelines, anticipated Durect Costs, and other details associated with performing the Durect Development Activities will be set forth in each PDP (such details, the “Requirements”).  In the event that [***].  If Gilead chooses the foregoing clause (ii) option, then [***].

(2)An initial, high level Product Development Plan for the first Product is attached hereto as Exhibit 4.1(a)(2).

(3)At Gilead’s request from time to time, the Parties (including, through the JDC) shall discuss in good faith each Product Development Plan (or an amendment thereto) for each different (i.e., alternative formulation of) Product, including discussing activities that could be potentially performed by Durect.  [***].

(4)From time to time upon agreement of the Parties (through the JDC), but no less frequently than [***], the Parties (through the JDC) shall amend each PDP to update activities for which Durect will be responsible and will obtain reimbursement from Gilead.

(5)Each PDP may include, among other things, activities related to [***].

(6)Except for the Durect Development Activities, which will be the responsibility of and conducted by Durect or its Contractors, and subject to the oversight of the JDC, [***] Gilead, directly or through its Affiliates or Sublicensees, shall [***]; provided that [***], [***]  Gilead shall keep Durect reasonably informed as to the progress of such development activities by providing written reports of such activities and the data resulting therefrom on [***] basis, or otherwise upon Durect’s reasonable request from time-to-time, until, on a Product-by-Product basis, the earlier [***]  It is understood and agreed that, as between the Parties, all development efforts for Product for the Field in the Territory shall be at the sole expense of Gilead including reimbursement of the Durect Development Activities that are pre-approved in writing by Gilead, as set forth in Section 6.1.

(b)Durect Development Activities.

(1)Without limiting the foregoing in Section 4.1(a), on a PDP-by-PDP basis, Durect shall [***], and Gilead shall [***] in accordance with the timelines, budget, and deliverables set forth in the applicable PDP.

(2)Durect shall conduct the Durect Development Activities using [***] in accordance with each PDP.  Durect shall keep Gilead reasonably informed as to the progress of all such Durect Development Activities, including by [***] and more frequent verbal updates of such activities and the results thereof upon Gilead’s reasonable request, in each case for so long as Durect is conducting any such activities.

(3)Durect shall, for a period of no less than [***] (or such longer period of time as may be required by Applicable Law) following the completion of all Durect Development Activities, maintain (and shall cause its Affiliates and Contractors to maintain) complete, current and accurate records of all Durect Development Activities, and all data and other information resulting from such activities.  Such records shall fully and properly reflect all work done and results achieved in the performance of the Durect Development Activities in good scientific manner appropriate for regulatory and Patent purposes, and shall be prepared and maintained in accordance with Applicable Law.  Durect shall document (and shall cause its Affiliates and Contractors to document) all studies conducted by or on behalf of it hereunder in formal written study records according to Applicable Law.  Gilead shall have the right to review and copy such records (which records may be [***]) at reasonable times, as reasonably requested by Gilead.

(4)Gilead shall have the right to audit and inspect Durect’s (and its Affiliates’ and, [***], Contractors’) performance of activities in connection with this Agreement (including the Durect Development Activities), which shall include the right to access Durect’s records and facilities (including records and facilities of its Affiliates or, [***], Contractors, which records may be [***]) as reasonably requested by Gilead, and subject to Gilead’s reasonable effort to provide at least [***] prior written notice, to confirm compliance with the requirements of, and performance under, this Agreement.  Such inspection right shall not be exercised more than [***] in any calendar year, unless for cause, and Gilead shall use reasonable effort not to unreasonably interfere with the Durect Development Activities or other business operations of Durect or its Affiliates or Contractors, as applicable.  Notwithstanding anything to the contrary, if Gilead has reason to believe that Durect’s (or its Affiliates’ or Contractors’) performance of activities in connection with this Agreement is not being, or was not, performed in compliance with the terms of this Agreement, Gilead may undertake an inspection and audit without advance notice to Durect (or its Affiliates or, [***], Contractors, as applicable). Durect shall use Commercially Reasonable Efforts to [***]consistent with this Section 4.1(b)(4) and, [***] without Gilead’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(5)Gilead shall reimburse Durect for the Durect Development Activities that are pre-approved in writing by Gilead, in accordance with Section 6.1.  For clarity, Durect shall not be obligated to perform any activities for which Gilead does not agree to reimburse the Durect Costs therefor.

(6)Durect shall commit such resources (including employees, agents, consultants, facilities, equipment and materials) as are necessary to [***] perform the Durect Development Activities, including using reasonably qualified personnel to perform the Durect Development Activities.  Durect shall have the right to engage Contractors for the performance of Durect Development Activities; provided that, (x) prior to engaging any Contractor, [***], (y) any Contractor engaged by Durect shall be bound by a written agreement with Durect that is consistent with the terms of this Agreement, including intellectual property ownership and confidentiality provisions consistent with those set forth in Article 7 and Article 8, and (z) Durect shall remain responsible and liable for its Contractors’ compliance with the terms of this Agreement, including all relevant restrictions, limitations and obligations, and further including any breach thereof; provided that [***].  For clarity, Durect’s Contractors as of the Effective Date are listed on Exhibit 4.1(b)(6), and shall be deemed selected by Durect [***]; provided, that Durect shall [***]

(7)Durect shall be solely responsible for the safety and health of its employees, consultants and visitors, and for compliance with all Applicable Laws related to health, safety and the environment, including providing its employees, consultants and visitors with all required information and training concerning any potential hazards involved in performing such activities and any precautionary measures to protect its employees from any such hazards.  Durect shall train its personnel assigned to perform activities under this Agreement to ensure compliance with each PDP and ensure that any personnel so assigned shall be capable of professionally and competently performing the Durect Development Activities.

(8)In addition to Gilead’s obligation to provide Active Agent for purposes of Durect’s manufacture and supply of Product pursuant to Section 5.1, Gilead, at its expense, shall provide all Active Agent required for the [***] to be carried out by Durect under each PDP and, pursuant to each PDP, Gilead shall further provide [***]as specified in each PDP, and all such [***]shall be deemed Gilead’s Confidential Information.  Without limiting the foregoing, Gilead has provided or, prior to delivering any particular Active Agent, will provide to Durect [***] that are applicable to such Active Agent and its safe and lawful storage, use, handling and disposal.  Durect agrees not to use any Active Agent or any other tangible materials provided by Gilead under this Agreement (which other tangible materials are set forth in each PDP) for any purpose other than for the activities specifically contemplated to be performed by Durect under this Agreement and set forth in each PDP, and Durect shall not distribute or provide access to any Active Agent or such other materials provided by Gilead to a Third Party (other than Durect’s Contractors for the foregoing purpose) without Gilead’s prior written permission.  Notwithstanding anything to the contrary herein, [***].  Without limiting the foregoing, Durect shall not chemically or biologically modify the Active Agent or such other materials except solely to conduct the activities set forth in each PDP.  Upon termination or expiration of each PDP or this Agreement, Durect shall, at Gilead’s reasonable expense and as instructed by Gilead, return to Gilead or destroy (and certify such destruction in writing) all unused Active Agent or such other materials provided by Gilead to Durect for the performance of the Durect Development Activities.  Except as specifically provided for hereunder, no rights or licenses are granted by Gilead to the Active Agents by implication, estoppel or otherwise, and Gilead specifically reserves all such rights.  The obligations of Durect under this Section 4.1(b)(8) shall also apply with respect to any Person to whom Durect provides any Active Agents or such other materials, or delegates any of its activities hereunder, and Durect shall be responsible for such Person’s compliance with this Section 4.1(b)(8).  ANY MATERIALS PROVIDED BY GILEAD UNDER THIS SECTION 4.1(B)(8) (INCLUDING ACTIVE AGENT) ARE PROVIDED WITHOUT REPRESENTATION OR WARRANTY OF ANY SORT, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY OF QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND GILEAD MAKES NO REPRESENTATION THAT THE USE OF SUCH MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

4.2Regulatory Matters.

(a)Subject to Section 4.2(b), Gilead (itself or through its Affiliates or Sublicensees) shall (as between the Parties) control, have the exclusive right, and be solely responsible for, at its expense, filing, obtaining and maintaining all Regulatory Filings (including Marketing Approvals) for development and commercialization of Product for the Field in the Territory.  Gilead, directly or through its Affiliates or Sublicensees, shall [***].  Notwithstanding the foregoing, Gilead shall provide to Durect [***], in each case as soon as reasonably practicable.  Durect shall provide existing information in the Control of Durect and assistance as reasonably requested by Gilead to support Regulatory Filings, including without limitation, responding to inquiries of Regulatory Authorities if requested by Gilead, and inspections of Durect records and facilities by Regulatory Authorities if reasonably requested, in each case at [***]expense.

(b)As between the Parties, Durect shall control and be solely responsible for, at its expense, filing, obtaining and maintaining Drug Master Files with respect to [***] (collectively, the “Durect Excipients”).  For so long as [***], Gilead, its Affiliates or Sublicensees shall have the right, at no cost, to (i) reference such Drug Master Files, and (ii) in any country in the Territory where there is no regulatory framework for referencing Drug Master Files, access any necessary documents and data in such Drug Master Files, in each case (i) and (ii) solely with respect to [***]for the purpose of obtaining and maintaining Regulatory Filings (including Marketing Approvals) for Product under this Agreement and subject to Gilead’s obligations of confidentiality under Article 8; and Durect shall provide appropriate letters of reference to enable such reference right.  Durect will provide to applicable Regulatory Authorities any information Controlled by Durect required by such Regulatory Authorities to support the Drug Master Files in accordance with timelines defined by such Regulatory Authorities applicable to the Drug Master Files or any Regulatory Filing referencing the Drug Master Files.  Gilead will have the right, and will be provided a reasonable period of time, not to exceed [***]in each event unless otherwise agreed between the Parties, to review and comment on the Drug Master Files or revisions thereto prior to each such submission by Durect, which comments of Gilead will be [***].  Such reviews shall be [***].  Durect shall notify Gilead (x) of the submission date for the Drug Master Files to applicable Regulatory Authorities at least [***] prior to such submission or revision thereto, (y) upon the filing of the Drug Master Files with applicable Regulatory Authorities and (z) promptly regarding any material issues arising with respect to the filing or maintenance of such Drug Master Files, including any inspections of Durect’s facilities or records to facilitate acceptance by applicable Regulatory Authorities of the Drug Master Files as supporting Gilead’s application for approval by applicable Regulatory Authorities of the Product.  Durect shall notify Gilead within [***] of Durect’s receipt from applicable Regulatory Authorities of any notices of deficiency or inspections [***].  Durect shall notify Gilead of any other notice of deficiency when Durect believes such notice has a reasonable probability of [***].  Durect agrees to use Commercially Reasonable Efforts to promptly resolve any such deficiency, including accepting reasonable direction from Gilead on the manner of resolving such deficiency, and shall keep Gilead informed of Durect’s progress in correcting each such deficiency.  The cost of Durect’s personnel associated with resolving such deficiency shall be borne solely by Durect.

(c)Gilead shall own the MAA and Marketing Approvals for the Product and Durect shall own any and all Drug Master Files filed by Durect with respect to the Durect Excipients.

(d)To the extent requested by Gilead, and at [***] expense, Durect shall participate in meetings and other contact with Regulatory Authorities regarding the Drug Master Files with respect to Durect Excipients or the manufacture of the Product, including appearing directly in front of the FDA or EMA or Japanese Regulatory Authority.  If Durect is contacted directly by the FDA or any other Regulatory Authority concerning any Regulatory Filing by Gilead, Durect shall [***].

Pharmacovigilance

.  The Parties acknowledge and agree that [***].

4.4Commercialization.

(a)General.  Gilead, directly or through its Affiliates or Sublicensees, shall, as between the Parties, be solely responsible for, [***] commercializing (e.g., sell, offer for sale, detail, advertise, promote and distribute) [***] from and after Marketing Approval [***].  It is understood and agreed that, as between the Parties, all commercialization efforts with respect to Product for the Field in the Territory shall be at the sole expense of Gilead, and that Gilead shall have the exclusive right and decision-making authority with respect to all such commercialization efforts.

(b)Trademarks.  As between the Parties, Gilead shall have the sole right to select the trademark(s) to be used in connection with Product in the Territory (the “Product Trademarks”), and shall have all rights in and to such Product Trademarks.  As between the Parties, Gilead will be responsible for the filing, prosecution, maintenance and defense of all registrations of the Product Trademarks, and will be responsible for the payment of any costs relating to filing, prosecution, maintenance and defense of Product Trademarks in the Territory.  In addition, to the extent not prohibited by Applicable Laws, [***], Gilead, directly and/or through its Affiliates or Sublicensees, may seek to obtain approval from the Regulatory Authorities to include on the labels and packaging of Product and promotional materials for the Product (i) [***]and (ii) [***].  If Gilead so elects, Durect shall provide the text and style to Gilead of the Durect trademark (the “Durect Trademark”).  To the extent such approval is received (and in any event in situations where approval is not necessary), and in all cases in Gilead’s sole discretion, Gilead may include the Durect Trademark on all of the foregoing materials.  Durect hereby grants to Gilead and its Affiliates and Sublicensees a nonexclusive, nontransferable, limited right to use the Durect Trademark on the foregoing materials to acknowledge the Parties’ license arrangement in connection with the commercialization of Product.  Notwithstanding the foregoing or anything to the contrary herein, [***].  For clarity, the Parties acknowledge and agree [***].

Other Activities

.  The Parties acknowledge that, except as expressly provided in this Agreement, (a) each of them may now or in the future engage in research, manufacturing, development or commercialization activities that utilize technologies similar to those contemplated by this Agreement, (b) nothing in this Agreement, including any obligation to promote Products or any restriction on the use of Confidential Information, shall create any obligation to utilize a separate sales force for Products from that used for other products, (c) subject to [***], neither Party shall be prevented from using any publicly available research results or other information (including any publicly available information of the other Party) to the same extent as Third Parties generally are legally permitted to do so, and (d) it is anticipated that personnel in sales, marketing, clinical and regulatory functions, regardless of level, will participate in multiple programs and that management personnel will by nature of their leadership positions participate in multiple programs.

4.6Compliance Provisions.

(a)General.  Each Party will conduct, and will ensure its Affiliates conduct, all activities hereunder in compliance with all Applicable Law, and good business ethics or good academic ethics, as applicable, and each Party will promptly after it becomes aware notify the other Party in writing of any deviations from any of the foregoing.  In addition, each Party hereby certifies that it has not employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person (i) debarred under United States law (including Section 21 U.S.C. 335a) or any foreign equivalent thereof or (ii) that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the United States), in each case, in performing any portion of the activities hereunder.  Each Party will notify the other Party in writing immediately if any such debarment occurs or comes to its attention, and will, with respect to any person or entity so debarred promptly remove such person or entity from performing any such activities, function or capacity related to any such activities.

(b)Governments and International Public Organizations.  Neither Party will make any payment (and shall ensure that its respective Affiliates do not make any payment), either directly or indirectly, of money or other assets, including any compensation Durect derives from this Agreement (hereinafter collectively referred to as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred to as “Officials”) where such Payment would constitute a violation of any Applicable Law in connection with this Agreement.  In addition, [***].

(c)No Authority.  Each Party acknowledges that no employee of such Party or its Affiliates will have authority to give any direction, either written or oral, relating to the making of any commitment by the other Party or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.

(d)Exclusions Lists.  Each Party shall not use (and will cause its respective Affiliates not to use) in the performance of any activities under this Agreement any Person (including any employee, officer, director or Third Party contractor) who is (or has been) on the Exclusions List, or who is (or has been) in Violation, in the performance of any activities hereunder.  Each Party hereby certifies to the other Party that, [***].

Article 5
SUPPLY

Initial Development Supply of Product

.

(a)General.

(1)Durect shall, itself or through one (1) or more Contractors, supply to Gilead, its Affiliates or its Sublicensees pursuant to the terms and conditions of this Section 5.1 all quantities of Product and corresponding placebo ordered by Gilead as reasonably required for the preclinical, non-clinical and Phase 1 Clinical Trial development of Product for which Gilead is responsible under this Agreement [***].  Such supply shall be [***] (Incoterms 2010) [***].  At the time of delivery of each shipment of Product under this Section 5.1, Durect shall provide to Gilead [***], and containing any other information agreed upon by the Parties.

(2)Durect and its Contractors shall manufacture Product for Gilead only at Durect’s or its Contractor facilities disclosed previously in writing to Gilead.  Such facilities as of the Effective Date are set forth on Exhibit 5.1(a)(2) (collectively, the “Facilities”).

(3)Gilead and Durect acknowledge and agree that  [***] (the “Preliminary Supply Activities”).  Durect and Gilead hereby agree, ratify and confirm that notwithstanding the Effective Date of this Agreement, the terms and conditions of this Agreement, including this Section 5.1, shall, apply to Durect’s performance of the Preliminary Supply Activities. Durect and Gilead hereby agree that they were and are bound by the terms and conditions of this Agreement, including this Section 5.1, during the performance of such Preliminary Supply Activities and that such ratification and confirmation shall not constitute a waiver of any such terms and conditions.

(b)Supply.

(1)Phase 1 Clinical Trial Supply.  Set forth on Exhibit 5.1(b)(1) are the quantity and batch numbers of Product and placebo to be supplied for first Phase 1 Clinical Trial purposes.  Following the Effective Date, the Parties shall discuss and agree in writing upon the amount and delivery dates for supply of Product and corresponding placebo, promptly upon request by Gilead, for any other preclinical, non-clinical or Phase 1 Clinical Trial development of Product for which Gilead is responsible under this Agreement in accordance with this Section 5.1(b).

(2)Work Plans.  Following the Effective Date, Gilead and Durect shall mutually agree upon a work plan for each order of Product and placebo to be manufactured and supplied under this Agreement, which plan shall be in writing and in substantially the same as form as Exhibit 5.1(b)(2) (each, a “Work Plan”).  From time the Parties shall discuss each Work Plan, with [***].  Durect shall supply Product to Gilead in accordance with each Work Plan and the terms of this Agreement, and shall make each delivery in accordance with the delivery dates and locations specified in the Work Plan (for clarity, as may be amended through [***]).

(c)Failure to Supply.  If Durect is unable to supply sufficient quantities of Product or corresponding placebo to fulfill the quantities reasonably required for the preclinical, non-clinical and Phase 1 Clinical Trial development of Product for which Gilead is responsible under this Agreement, [***].

(d)Packaging and Labeling.  Durect shall package and load Product in accordance with Gilead’s packaging and labeling requirements [***], the Quality Agreement [***] and [***]and in compliance with all Applicable Laws.

(e)Title and Risk of Loss.  Title and risk of loss, damage or destruction to Product shall remain with Durect and pass to Gilead in accordance with the Incoterms set forth in Section 5.1(a)(1).  Durect shall maintain appropriate insurance on Product until title and risk of loss passes to Gilead in accordance with this Section 5.1(e).

(f)Transfer Price.  The transfer price for Product supplied pursuant to Section 5.1(b)(1) shall be [***].  Without limiting the foregoing, the Parties acknowledge and agree that any activities for which Durect was paid under the MSA are not subject to further payments hereunder.

(g)Quality Agreement.  The Parties acknowledge and agree that a quality agreement between Durect and Gilead for supply of Product pursuant to this Section 5.1 (“Quality Agreement”) shall be executed by the Parties no later than [***] after the Effective Date, or sooner if needed for purposes of Phase 1 Clinical Trials.

(h)Representations and Warranties.  Durect hereby represents, warrants and, as applicable, covenants to Gilead that:

(1)Product supplied pursuant to this Section 5.1 shall be [***];

(2)Durect and its Contractors shall [***];

(3)[***];

(4)[***];

(5)[***];

(6)[***];

(7)[***];

(8)[***]; and

(9)[***].

For the avoidance of doubt, the covenants, obligations, representations, and warranties set forth in this Section 5.1 for Product shall also govern [***].

(i)Nonconformity.

(1)Within [***] following receipt of each delivery of Product supplied under this Section 5.1, Gilead or its designee shall conduct an inspection of Product, in accordance with Gilead’s standard inspection guidelines, and may reject such quantities of Product on the grounds that such quantities fail to conform to any warranty provided above in Section 5.1(g) (“Non-Conforming Product”).  Gilead shall notify Durect in writing of Gilead’s rejection of Non-Conforming Product, and shall return to Durect a representative sample of such Non-Conforming Product, within such [***] period (or, in case of a latent defect or other non-conformance that could not reasonably be detected within such [***] period, within [***] of discovering such non-conformance).

(2)If Durect disagrees that any Product rejected by Gilead is Non-Conforming Product, Durect shall so notify Gilead in writing (“Objection Notice”) within [***] of Gilead’s notice of rejection and the following procedures shall apply: [***].

(3)If (i) Durect does not provide an Objection Notice within [***] of Gilead’s notice of rejection, (ii) the Parties agree that the rejected Product is Non-Conforming Product within the [***] period provided above, or (iii) [***], Gilead shall, at Durect’s request and in accordance with Durect’s instructions, return to Durect or destroy, at Durect’s expense all such Non-Conforming Product and Durect shall, [***].

(4)[***].

(5)[***].

(6)[***].

(j)Inspection/Observation Rights.

(1)Upon reasonable advance notice (not less than [***]) and at reasonable frequency [***].

(2)Upon reasonable advance notice (not less than [***]) and at reasonable frequency [***].

(3)In performing [***] in writing.

(4)[***].

(5)[***].

(k)Active Agent.

(1)Gilead will supply to Durect, [***], all quantities of Active Agent as are reasonably required for the Durect Development Activities, including for Durect’s manufacture and supply of Product pursuant to this Section 5.1.  At the time of delivery of each shipment of Active Agent under this Section 5.1(k), Gilead shall provide to Durect [***], and containing any other information agreed upon by the Parties.  Such supply shall be [***] (Incoterms 2010) [***].  Gilead hereby represents and warrants to Durect that Active Agent supplied pursuant to this Section 5.1 shall be manufactured and supplied in compliance with the PDP, all Applicable Laws and other Product Warranties set forth in in Section 5.1(h), applied mutatis mutandis.

(2)Durect shall [***].  Durect shall use Active Agent supplied by Gilead only for performance of the Durect Development Activities, including for Durect’s manufacture and supply of Product pursuant to this Section 5.1, in compliance with this Agreement, the PDP, and all Applicable Laws, and shall not transfer, supply or provide Active Agent to any Third Party other than Contractors permitted pursuant to this Agreement.  Durect will not reverse engineer, alter, modify or create derivatives of any Active Agent except as required for the Durect Development Activities, including for Durect’s manufacture and supply of Product pursuant to this Section 5.1, and shall use the Active Agent only in the performance of the Durect Development Activities, including for Durect’s manufacture and supply of Product pursuant to this Section 5.1, as specified in this Agreement. Durect shall not use, and shall not permit the use of, the Active Agent in human beings, or in any in vivo studies unless specifically authorized by Gilead. Durect shall not distribute or release Active Agent to any person or institution other than those under the direct supervision and responsibility of Durect and shall ensure that no one will be allowed to take or send Active Agent to any location other than the Facilities approved for such Durect Development Activities, including for Durect’s manufacture and supply of Product pursuant to this Section 5.1, unless Gilead gives its prior written permission. Upon the completion of the Durect Development Activities, or completion of Durect’s manufacture and supply of Product pursuant to this Section 5.1, or earlier termination of this Agreement, Durect shall, and shall cause its Affiliates and Contractors to, destroy (and certify such destruction to Gilead) or return to Gilead (as instructed by and at the expense of [***]) all Active Agent received from Gilead that has not been consumed in the Durect Development

Activities or in Durect’s manufacture and supply of Product pursuant to this Section 5.1, in accordance with all Applicable Laws and instructions given by Gilead.

(3)At all times, Gilead retains all right, title and interest in and to the Active Agent.  Nothing in this Agreement or any Work Plan shall be construed to grant or imply any right or license for Durect or any other Person on Durect’s behalf to use, make or sell the Active Agent or to practice any invention claimed in any Gilead Patents for any purpose other than to the extent necessary to perform Durect Development Activities under this Agreement.  Gilead shall be free without restriction to distribute the Active Agent to others and use them for any purpose.

(4)Without limiting any of Durect’s obligations with respect to Product and/or the Active Agent, Durect shall not be allowed to do any testing on the Product or Active Agent (including any impurities or degradation products thereof) without the prior written approval of Gilead.

5.2Later Development and Commercial Supply of Product.

(a)Supply Terms.  Upon written agreement of the Parties, Durect may supply to Gilead, its Affiliates or its Sublicensees quantities of Product and corresponding placebo forecasted and ordered by Gilead as reasonably required for Product under a given PDP, or for Phase 2 Clinical Trial or Phase 3 Clinical Trial of Product (“Optional Supply”).  The Parties acknowledge and agree that for such Optional Supply, the Parties shall negotiate in good faith and enter into a separate supply agreement [***]; provided that, upon written agreement of the Parties, the terms and conditions of Section 5.1 shall apply to such Optional Supply.

(b)Analytical Methods.  Upon notice from Gilead on a Product-by-Product basis (which notice Gilead may give to Durect prior to [***]), the Parties shall establish and approve (subject to Section 2.2), on a Product-by-Product basis, a plan and [***]pursuant to which Durect shall transfer (or cause to be transferred) to Gilead or its designated Affiliate or a Third Party Supplier a detailed written description of all of the analytical methods used by Durect for developing or manufacturing such Product and a list of all testing items, including items of process testing and product testing during manufacturing and equipment and reagents used for the testing.

(c)Election.  On a Product-by-Product basis, [***], Gilead shall provide written notice to Durect referencing this Section 5.2(c) (the “Manufacturing Notice”) and specifying whether Gilead will undertake the initial manufacture of such Product or will use a Third Party Supplier to initially manufacture such Product for Phase 2 Clinical Trial(s), Phase 3 Clinical Trial(s) and commercialization of such Product.  For clarity, following delivery of such Manufacturing Notice, Gilead shall have the right, itself or through any Affiliate or Third Party Supplier, to manufacture such Product for research, Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials and commercialization of Product for the Field in the Territory.

(d)[***]

(e)Conditions on Third Party Supplier.  Any Third Party Supplier that will be engaged by Gilead to manufacture Product shall be (i) selected by [***] and (ii) bound by a written agreement with Gilead that:

(1)is consistent with the terms of this Agreement, including intellectual property ownership and confidentiality provisions consistent with those set forth in Article 7 and Article 8, and

(2)provides that Gilead shall have the right to visit and inspect the Third Party Supplier’s facilities for an audit prior to final selection of such Third Party Supplier and thereafter at least [***] per calendar year.

(f)Inspection/Observation Rights.

(1)Gilead shall consider in good faith any reasonable request by Durect to accompany Gilead on any of Gilead’s audits of a [***]; and

(2)In accompanying Gilead, Durect shall not unreasonably interfere with other activities being carried out at the facilities, and shall observe all rules and regulations applicable to visitors and to individuals employed at such facilities which have been provided by Gilead or such [***]to Durect in writing.

(g)Reimbursement.  Gilead shall reimburse Durect for the Durect Costs reasonably incurred by Durect in performing the [***]in accordance with Exhibit 1.21.

Commercial Supply of Excipients

.  Promptly after Durect’s receipt of the Manufacturing Notice, the Parties shall negotiate in good faith and enter into a supply agreement, together with a quality assurance agreement, pursuant to which Durect shall, itself or through one (1) or more Contractor(s), supply to Gilead, its Affiliates or its Sublicensees [***] quantities of Durect Excipients (including [***]) for incorporation in Products for the Field in the Territory, and Gilead, its Affiliates or its Sublicensees shall purchase [***]of Durect Excipients [***]from Durect (subject to exceptions in the supply agreement in the case of Durect’s material breach, supply failure or interruption or failure to maintain safety stock).  Such supply agreement shall contain customary terms for the supply of a pharmaceutical ingredient to address the forecasting, order, delivery, and other customary provisions applicable to the supply of pharmaceuticals, will include provisions and exceptions for supply failure or interruption and for maintenance by Durect of safety stock, [***] quantities of [***]; provided that such [***]; and provided further that, in no event shall [***].

Article 6
PAYMENTS

Durect Costs

.  Gilead shall reimburse Durect for all Durect Costs incurred in accordance with this Agreement and calculated in accordance with Exhibit 1.21, to the extent consistent with the budget included in each PDP or otherwise mutually agreed in writing by the Parties.  [***].  Durect shall invoice Gilead [***], and all undisputed portions of such invoice shall be due and payable by Gilead within [***] of the date of receipt of invoice from Durect.

Upfront Fee

.  In partial consideration of the rights granted to Gilead and the obligations undertaken by Durect hereunder with respect to Product, Gilead shall pay to Durect an initial fee in the amount of Twenty-Five Million Dollars ($25,000,000) (“Upfront Fee”), payable within [***] after the Effective Date.  Such Upfront Fee is payable pursuant to and in satisfaction of Gilead’s obligation to pay Durect the Option Exercise Fee (as defined in the MSA) under the MSA with respect to Product.  Such Upfront Fee shall be non-refundable, and shall not be creditable against any other amount due hereunder or under the MSA.

6.3Milestone Payments.

(a)Development Milestones.  In partial consideration of the rights granted to Gilead hereunder and subject to the terms and conditions set forth in this Agreement, Gilead shall pay to Durect the amounts set forth in the following table (each, a “Development Milestone Payment”) one-time upon the first achievement of the corresponding milestone event (each, a “Development Milestone Event”) by any Product:

Development Milestone Event	Development Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, in the event that [***].  For clarity, each Milestone Payment under this Section 6.3(a) shall only be payable once upon the first achievement of the applicable Development Milestone Event with respect to any Product under this Agreement (irrespective of the number of Products that achieve such Development Milestone Event) and no amounts shall be due for subsequent or repeated achievements of such Development Milestone Event, whether for the same or a different Product.  The maximum aggregate amount payable by Gilead pursuant to this Section 6.3(a) is Seventy-Five Million Dollars ($75,000,000).

(b)Commercialization Milestones.  In partial consideration of the rights granted to Gilead hereunder and subject to the terms and conditions set forth in this Agreement, Gilead shall pay to Durect the amounts set forth in the following table (each, a “Commercialization Milestone

Payment”) one-time upon Annual Net Sales first meeting or exceeding the corresponding amount in a given calendar year (each, a “Commercialization Milestone Event”):

Commercialization Milestone Event	Commercialization Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, in the event that [***].  For clarity, each Commercial Milestone Payment under this Section 6.3(b) shall only be payable once upon the first achievement of the applicable Commercial Milestone Event under this Agreement and no amounts shall be due for subsequent or repeated achievements of such Commercial Milestone Event; provided that [***].  The maximum aggregate amount payable by Gilead pursuant to this Section 6.3(b) is Seventy Million Dollars ($70,000,000).

(c)Payment Terms.  Gilead agrees to determine and notify Durect within [***] after achievement of each Development Milestone Event.  Durect will submit an invoice to Gilead for the corresponding Development Milestone Payment.  Gilead will make the corresponding Development Milestone Payment within [***] of the invoice date, taking into consideration Section 6.6.  Gilead shall notify Durect in writing of achievement of each Commercialization Milestone Event within [***] of [***]. Durect will submit an invoice to Gilead for the corresponding Commercialization Milestone Payment.  Gilead will make the corresponding Commercialization Milestone Payment within [***] of the invoice date, taking into consideration Section 6.6.  For clarity, all milestone payments under this Section 6.3 shall be non-refundable and non-creditable.

Royalty Payments

.  In partial consideration of the rights granted to Gilead hereunder and subject to the terms and conditions set forth in this Agreement and during the applicable Royalty Term, Gilead shall pay to Durect the applicable royalty rate on the corresponding Annual Net Sales in a given calendar year as set forth below:

Portion of Annual Net Sales	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]

(a)Royalty Term.  [***], Gilead’s royalty obligation shall commence on the first commercial sale of a Product in a country and continue until the later of (i) the expiration of all Valid Claims within the Durect Patents [***] with respect to such Product in such country, or (ii) [***] from the first commercial sale of such Product in such country (the “Royalty Term”).  The obligation to pay royalties will be imposed only once with respect to the same unit of Product sold by Gilead, its Affiliate or Sublicensees.  For clarity, the Royalty Term for a given Product shall not be extended, nor shall a new Royalty Term be deemed to commence with respect to a given Product, by virtue of a given Product being sold as part of a Combination Product.

(b)Reduced Royalty Payments.  In the event that any of the following events described below happens [***], Gilead’s royalty rate payable to Durect under this Section 6.4 shall be reduced as set forth below, provided that the total reduction under this Section 6.4(b) [***]shall not exceed [***]; provided, that [***]:

Event	Royalty
[***]	[***]
[***]	[***]

(c)Royalty Stacking.  During the Royalty Term, Gilead or any of its Affiliates or Sublicensees may enter into a license under any intellectual property right Controlled by a Third Party that is necessary in order to practice the Durect Intellectual Property for the research, development, manufacture, use, offer for sale, sale, import, export, and/or commercialization of Product for the Field in any country of the Territory.  If Gilead or any of its Affiliates enters into such a license, then (i) Gilead shall be responsible for paying to such Third Party any royalties or other payments due to such Third Party in respect thereof, and (ii) [***], royalties payable to Durect under this Section 6.4 during the applicable calendar quarter shall be reduced by an amount equal to [***]of payments payable to such Third Party in connection with the sale or other exploitation of such Product [***]within the Territory during the same calendar quarter under such Third Party license; provided that in no event shall the royalties payable to Durect for any Product [***]be reduced under this Section 6.4(c) [***]by more than [***]during any calendar quarter.

(d)Net Receipts; Compulsory Licensees; Generic Sublicensees.  If a governmental authority requires Gilead or any of its Affiliates or Sublicensees to grant a Compulsory License to a Third Party permitting such Third Party to make and sell a Product in a country in the Territory (each, a “Compulsory Licensee”) or Gilead grants a sublicense to a Generic Sublicensee, sales of Product by (i) a Compulsory Licensee pursuant to any such Compulsory License or (ii) a Generic Sublicensee pursuant to any such sublicense [***]  In the event that, [***]; provided, however, that, subject to the terms and conditions set forth in this Agreement, during the applicable Royalty Term for such Product in such country, Gilead shall pay to Durect an amount equal to [***]under such a license with respect to such Product in such country.  Any payments due and payable pursuant to this Section 6.4(d) shall be calculated on [***] basis and paid along with any royalties in accordance with Section 6.4(d).  For clarity, (x) sales of Product by a licensee pursuant to any license or sublicense entered into in connection with any such [***], and (y) a Compulsory Licensee is not a Generic Sublicensee (and vice versa).

(e)Payment/Reports.  All payments under this Section 6.4 shall be due and payable within [***] after [***] during which the corresponding Net Sales or Net Receipts are [***]

(including with respect to Sublicensees).  Together with any such payment, Gilead shall deliver a report in a form set forth in Exhibit 6.4(e).  Without limiting the foregoing, [***].

(f)Access Territories.  Notwithstanding anything contained herein to the contrary, to the extent Gilead, its Affiliates or Distributors sell to or distribute the Product through government agencies, not-for-profit non-governmental organizations, physicians, pharmacies, other entities or directly to patients, in Access Territories [***].

Payment Method

.  All payments due under this Agreement to Durect shall be made by bank wire transfer in immediately available funds to an account designated by Durect.  All amounts hereunder shall be made in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars.  Except as otherwise provided herein, all payments due to either Party under this Agreement shall be due and payable within [***] of the date of receipt of invoice from the other Party.

Taxes

.  Each Party will be responsible for all taxes, fees, duties, levies or similar amounts imposed on its income, assets, capital, employment, personnel, and right or license to do business.  Except as otherwise stated, each Party will be responsible for its own sales tax, use tax, excise tax, value added tax (VAT), goods and services tax (GST), consumption tax, and similar taxes based upon its own activities under this Agreement.  The Parties shall use reasonable and legal efforts to reduce or optimize tax withholding, to the extent not prohibited by Applicable Law, on payments made pursuant to this Agreement.  Each Party agrees to cooperate in good faith to provide the other Party with such documents and certifications as are reasonably necessary to enable such other Party to minimize any withholding tax obligations or liabilities or to avoid any double taxation.  Notwithstanding such efforts, if Durect timely supplies all relevant documentation and certifications reasonably requested by Gilead and Gilead concludes in its reasonable discretion that withholding for taxes, fees, duties, levies or similar amounts under the Applicable Laws of any country, political subdivision, or taxing jurisdiction (not, however, including any income tax imposed on Durect or any of its Affiliates by the United States or any political subdivision thereof) is required with respect to any payment to Durect (an “Original Payment”), Gilead shall: (a) withhold the required amount and pay it to the appropriate governmental authority; or (b) deduct those withheld amounts assessed thereon from any Original Payment or from any other payment owed by Gilead hereunder.  Gilead shall provide to Durect such documentation as may be reasonably requested by Durect, evidencing the payment of such withholding tax to the appropriate governmental authority and the calculation of the amount of such tax. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any Applicable Law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment.  In the event that a taxing authority retroactively determines that a payment pursuant to this Agreement should have been subject to withholding (or to additional withholding or similar) taxes, and the paying Party remits such withholding or similar taxes to the governmental authority or Regulatory Authority, such Party will have the right to: (i) offset such amount, including any interest and penalties that may be imposed thereon, against future payment obligations of the Party under this Agreement; or (ii) invoice the other Party for such amount, and the other Party shall pay such amount within [***] after the receipt of such invoice.

Indemnification for Withholding

.  If the applicable paying Party had a duty to withhold taxes in connection with any payment it made to the other Party under this Agreement but such paying Party failed to withhold, and such taxes were assessed against and paid by such paying Party, then the other Party shall indemnify and hold harmless such paying Party from and against such taxes (including interest, but not including any related penalties).  If such paying Party makes a claim under this Section 6.7, it shall comply with the obligations to cooperate imposed by Section 6.6 as if such paying Party had withheld taxes from a payment to the other Party.

Inspection of Records

.  Each Party (the “Auditable Party”) shall (and in the case of (a) Gilead, shall cause its Affiliates and Sublicensees to, and (b) Durect, shall cause its Affiliates and Contractors to), keep full and accurate books and records setting forth the particulars necessary to calculate the payments due hereunder, and compliance with the other terms and conditions of this Agreement for up to the previous [***] years.  Upon reasonable prior notice, which shall be no less than [***] prior written notice, the Auditable Party shall permit the other Party (the “Auditing Party”), by independent qualified public accountants engaged by the Auditing Party and reasonably acceptable to Auditable Party, to inspect and audit such books and records to confirm the payments due hereunder; provided that such inspection shall not occur more often than once per calendar year; provided further, that records for a particular period may only be audited once.  The foregoing right of inspection and audit may be exercised during the Auditable Party’s normal business hours.  Such accountants shall be required by the Auditable Party to enter into a confidentiality agreement with Auditable Party (or in the case of Gilead, it or its Affiliate or Sublicensee, as applicable) in a form reasonably acceptable to Auditable Party, and shall not disclose to the Auditing Party or any other person any information, except that such accountant may disclose to the Auditing Party the deficiency or any overpayment, and the degree thereof, including the dollar amount.  Any undisputed amounts shown to be owed but unpaid, or overpaid and in need of refund, shall be paid or refunded (as the case may be) within [***] after the accountant’s report, with interest (as set forth in Section 6.9) from the original due date.  The Auditing Party shall bear the cost of any such inspection and audit; provided that if the inspection and audit shows an under-payment of more than the greater of [***] percent ([***]%) and [***] ($[***]) of the amount due for the applicable period, then the Auditable Party shall promptly reimburse the Auditing Party for all costs incurred in connection with such inspection and audit.

Late Payment

.  Any undisputed payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the lesser of (a) the rate equal to the [***] U.S. dollar London inter-bank Offered Rate (LIBOR) (or if LIBOR is phased out, an industry standard equivalent rate) effective for the date that payment was due, as published by Bloomberg (or if it no longer exists, a similarly authoritative source), on the date such payment was due, plus an additional [***] ([***]) basis points, or (b) the maximum rate permitted by Applicable Laws, calculated on the number of days such payment is delinquent.  This Section 6.9 shall in no way limit any other remedies available to either Party.

Currency Conversion

.  If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, including the calculation of Net Sales expressed in currencies other than Dollars, such conversion shall be made using the same standard currency conversion practices used by Gilead for preparing its own public financial reporting purposes for the calendar quarter during which the corresponding payment obligations arise (including with respect to

Sublicensees).  Gilead shall inform Durect of any changes to such standard currency conversion practices at least one (1) calendar quarter prior to such changes becoming effective for purposes of this Agreement.

Article 7
DATA; INTELLECTUAL PROPERTY

7.1Ownership and Use of Data.

(a)Data (as distinct from Inventions which are addressed in Section 7.2) generated in the course of performing the activities under the Agreement shall be owned as follows: [***]. As between the Parties and subject to the licenses and other rights provided herein and in the MSA, each Party shall continue to own any and all data generated outside of the activities under this Agreement.

(b)With respect to [***], subject to the terms and conditions of this Agreement, including [***],

(1)Durect shall have the following [***].

(2)Durect’s rights to [***] shall be limited as follows:

(i) ***].

(ii)[***].

(iii)[***].

(iv)[***].

For the avoidance of doubt, Durect shall have no right to [***].

Ownership of Inventions

.  As between the Parties, all right, title and interest to inventions, formulations, processes, and works of authorship (other than Data, which is addressed in Section 7.1) made or otherwise developed in the course of performing activities under this Agreement by or on behalf of either Party, or by or on behalf of an Affiliate or Sublicensee of Gilead, or by or on behalf of an Affiliate or Contractor of Durect, shall be owned as follows: [***]

7.3Intellectual Property.

(a)Inventorship shall be determined in accordance with U.S. patent laws (without reference to any conflict of law principles).  For clarity, when a clause of Sections 7.1 or 7.2 refers to Data generated by, or Inventions invented by a Party, such clause also refers to Data generated by or Inventions invented by, respectively, such Party’s and its Affiliates’ employees, contractors, and agents. Each Party shall promptly notify the other Party of any such Data and Inventions in which the other Party would have an ownership interest under Sections 7.1 or 7.2. Each Party hereby assigns its right, title and interest in and to Data and Inventions that it Controls to the extent necessary to effect the ownership allocation set forth in Sections 7.1 and 7.2 above, and each Party shall cause its and its Affiliates’ employees, contractors, and agents to execute all documents and do such other acts as may be reasonably necessary to give effect to such ownership allocation as set forth in Sections 7.1 and 7.2 above.

(b)For clarity, as between the Parties and subject to the licenses and other rights provided herein and in the MSA, each Party shall continue to have the sole and exclusive rights to all inventions, formulations, processes, and works of authorship made or developed outside of the activities under this Agreement, together with all intellectual property rights therein.

7.4Patent Prosecution.

(a)Durect Controlled Patents.  Subject to Sections 7.4(b) and 7.4(c), Durect shall control the Prosecution of all Durect Controlled Patents at Durect’s expense.  For purposes of this Section 7.4, “Durect Controlled Patents” means [***]

(b)Notice.  With respect to each Durect Controlled Patent, Durect shall [***]

(c)Patents Claiming [***].  During the Term, Patents [***]shall be deemed Durect Controlled Patents and the Prosecution thereof shall be subject to Sections 7.4(a) and 7.4(b) above.  Subject to the foregoing, as between the Parties, Durect shall have the sole right (but not the obligation) to control the Prosecution of such Patents at Durect’s expense, and Gilead shall have the sole right (but not the obligation) to control the Prosecution of Patents claiming [***] at Gilead’s expense.

(d)Joint Patents. [***]

Assistance

.  Each Party agrees to provide such support and information at the reasonable request and expense of the other Party in connection with such other Party’s activities in accordance with this Section 7.5, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution.  Durect will consider in good faith Gilead’s reasonable request in obtaining at Gilead’s expense patent term extension or supplemental protection certificates and the like with respect to any Durect Patents for a Product, in each country and region where it is possible to do so, provided, for clarity, that Gilead may not initiate any such extension, certificate or the like without the prior written approval of Durect.  For clarity, Gilead may initiate any patent term extension or supplemental protection certificates and the like with respect to any Gilead Patents (including Patents claiming Gilead Sole Inventions) or Joint Patents, in each country and region where it is possible to do so at Gilead’s sole discretion.

Defense of Third Party Infringement Claims

.  If Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent relating to the research, development, manufacture, use, sale, offer for sale, exportation, importation, or commercialization of Product for the Field in the Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer [***].  Unless the Parties otherwise agree in writing, each Party shall [***] (the “Defending Party”).  Neither Party shall enter into any settlement of any claim described in this Section 7.6 that adversely affects the other Party’s rights or interests without such other Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  [***].  In any event, the other Party shall reasonably assist the Defending Party and cooperate in any such litigation at the Defending Party’s request and reasonable expense.

7.7Enforcement.

(a)Notice.  Subject to the provisions of this Section 7.7, in the event that either Party reasonably believes that any Durect Patent is being infringed by a Third Party or is subject to a declaratory judgment action arising from such infringement, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement, and following such notification, the Parties shall [***].

(b)Enforcement Action.  As between the Parties, [***] shall have the initial right (but not the obligation) to initiate and control, at its expense, any enforcement action (including the right to control the defense of any challenges to [***]in such enforcement action) or defend any declaratory judgment action (each, an “Enforcement Action”) with respect to [***]; provided, in each case, that [***].  If [***] finds it necessary or desirable for [***], the Parties shall [***]. During any such Enforcement Action, [***], including using [***].  In the event that [***] Joint Patent in the Territory within [***] (or such shorter period as is necessary to bring and maintain such action) [***].

(c)Other Enforcement Actions.  As between the Parties [***].

(d)Cooperation.  The Party commencing, controlling or defending any such Enforcement Action under this Section 7.7 (the “Enforcing Party”) shall [***], and such other Party shall have the right to [***].  In any event, the other Party shall reasonably cooperate with the Enforcing Party, including providing information and materials, at the Enforcing Party’s request and reasonable expense.  The Enforcing Party shall have the right [***].  The Enforcing Party shall also have the right to [***]; provided, however, no settlement shall be entered into without the consent of the other Party if such settlement would adversely affect the rights or interests of the other Party.

(e)Recoveries.  Any recovery received as a result of any Enforcement Action to enforce any [***] pursuant to this Section 7.7 shall be used first to reimburse each Party who bears documented, out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such Enforcement Action (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), and the remainder of the recovery shall be allocated as follows: (i) if [***] is the Enforcing Party, such recovery shall be [***]; and (ii) if [***] is the Enforcing Party, such recovery shall be [***]

Patent Marking

.  Gilead shall mark (or cause to be marked) Product marketed and sold hereunder with appropriate [***]numbers or indicia, with reasonable advance notice to Durect, to the extent required by Applicable Law and to the extent [***].

Article 8
CONFIDENTIALITY

Confidentiality; Exceptions

.  Except to the extent expressly authorized by this Agreement (including as provided in Section 7.1(b)(1), subject to Section 7.1(b)(2)) or otherwise agreed by the Parties in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential and non-public proprietary information or materials furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”).  The obligations of confidentiality, non-disclosure and non-use under this Section 8.1 shall be in full force and effect during the Term and for a period of [***] thereafter.  The receiving Party will return all copies of or destroy (and certify such destruction in writing) the Confidential Information of the disclosing Party disclosed or transferred to it by the other Party pursuant to this Agreement, within [***] of the termination or expiration of this Agreement; provided, however, that a Party may retain (i) Confidential Information of the other Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement, and (ii) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof.  Without limiting the foregoing, Durect will keep confidential, and will cause its Affiliates, employees, consultants, licensees, sublicensees, professional advisors and Contractors to keep confidential, the Gilead Specific Information on confidentiality terms at least as protective as the confidentiality provisions of this Agreement.  Notwithstanding the foregoing, Confidential Information shall not be deemed to include information or materials to the extent that it can be established by written documentation by the receiving Party that such information or material:

(a)was already known to or possessed by the receiving Party without any obligation of confidentiality, at the time of its disclosure to the receiving Party hereunder;

(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party hereunder;

(c)became generally available to the public or otherwise part of the public domain after its disclosure hereunder other than through any act or omission of the receiving Party in breach of this Agreement;

(d)was independently developed by the receiving Party (including its Sublicensees, Third Party Suppliers, contractors or contract research organizations) without use of or reference to the other Party’s Confidential Information as demonstrated by documented evidence prepared by the receiving Party contemporaneously with such independent development; or

(e)was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

Certain Specific Information

.  Notwithstanding anything to the contrary contained herein, [***].  In addition, [***].

Authorized Use and Disclosure

.  Each Party may use and disclose Confidential Information of the other Party as expressly provided in this Agreement (including Durect’s use and disclosure of [***]in accordance with Section 7.1(b)(1), subject to Section 7.1(b)(2)) and as follows:

(a)under appropriate confidentiality provisions substantially equivalent to those in this Agreement in connection with the performance of its obligations or exercise of rights granted to such Party in this Agreement;

(b)with respect [***];

(c)with respect to [***];

(d)in communication with existing and potential, Third Party Suppliers, contractors, investors, acquirers, consultants, advisors (including financial advisors, lawyers and accountants) on a need to know basis, in each case under appropriate confidentiality provisions and a written agreement substantially equivalent to those of this Agreement; or

(e)to the extent mutually agreed by the Parties in writing.

For clarity, if and whenever any Confidential Information is disclosed in accordance with this Section 8.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).

Prior Agreement

.  For all information disclosed by or on behalf a Party under the MSA concerning the subject matter of this Agreement, an Active Agent or Product: (a) as it relates to such information, the MSA is hereby superseded and replaced by the terms of Article 8 of this Agreement; and (b) such information shall be deemed Confidential Information of such Party (subject to the exceptions set forth herein) and shall be subject to the other Party’s confidentiality and non-use obligations under this Article 8.  For clarity, (i) all “Confidential Information” (as defined in the MSA) disclosed by “Gilead” thereunder will be deemed Confidential Information of Gilead hereunder and will be subject to the terms and conditions of this Agreement and (ii) all “Confidential Information” disclosed by “Durect” thereunder will be deemed Confidential Information of Durect hereunder and will be subject to the terms and conditions of this Agreement.  The foregoing shall not be interpreted as a waiver of any remedies available to the “disclosing Party” as a result of any breach, prior to the Effective Date, by the “receiving Party”, of its obligations pursuant to the MSA.

Scientific Publications

.

(a)Durect shall not publish any information relating to the Product or any Active Agent without the prior written consent of Gilead, unless such information has already been publicly disclosed either prior to the Effective Date or after the Effective Date through no fault of Durect or otherwise not in violation of this Agreement.  Durect shall submit to Gilead any proposed publication or public disclosure containing clinical or scientific results relating to Product for the Field or any Active Agent at least [***] in advance of the submission for the proposed date of publication or public disclosure to allow Gilead to review such proposed publication or disclosure.  Gilead shall notify Durect in writing within [***] from the day receiving such submission by Durect if Gilead wishes to (i) remove its Confidential Information from such proposed publication or presentation, in which event Durect shall remove such Confidential Information from its proposed publication or presentation, or (ii) request a reasonable delay in publication or presentation in order to protect patentable information, in which event Durect shall delay the publication or presentation for a period of no more than [***] to enable patent applications to be filed in accordance with Section 7.4 protecting any patentable inventions disclosed in such publication or presentation.  For clarity, if Gilead fails to notify Durect during the [***] reviewing period as provided under this Section 8.5, Durect shall be free to proceed with the proposed publication or presentation.

(b)Gilead shall have the right to make such publications as it chooses, in its sole discretion, without the approval of Durect; provided that except as otherwise expressly set forth in this Agreement, Gilead shall not disclose any Confidential Information of Durect in such publication except with the prior written approval of Durect (which approval shall not be unreasonably withheld, conditioned or delayed) and shall use reasonable efforts to provide Durect with prior written notice of any such publication and a copy thereof following publication.  Gilead shall submit to Durect any such proposed publication disclosing Confidential Information of Durect at least [***] in advance of the submission for the proposed date of publication, and Durect shall notify Gilead in writing within [***] from the day of receiving such submission if Durect wishes to (i) remove its Confidential Information from such proposed publication, in which event Gilead shall remove such Confidential Information from its proposed publication, or (ii) request a reasonable delay in publication in order to protect patentable information, in which event Gilead shall delay the publication for a period of no more than [***] to enable patent applications to be filed in accordance with Section 7.4 protecting any patentable inventions disclosed in such publication.  For clarity, if Durect fails to notify Gilead during the [***] reviewing period as provided under this Section 8.5, Gilead shall be free to proceed with the proposed publication.  Notwithstanding the foregoing, Gilead shall be entitled to make publications disclosing (x) any Confidential Information of Durect which Durect has previously given Gilead written approval to publish, and (y) the subject matter of any publications Durect has previously published in accordance with Section 8.5(a), without the approval of Durect.  If requested by Durect, Gilead shall indicate that Durect is the owner and licensor of the Durect Intellectual Property in each publication issued by Gilead regarding Product.

8.6Publicity.

(a)Confidential Terms.  Each Party agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including consultants, financial advisors, attorneys and accountants), potential and existing bona fide investors and acquirers, and in the case of Gilead, its potential and actual Sublicensees on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof, or to the extent necessary to comply with the terms of agreements with Third Parties, or to the extent required by Applicable Law, including securities laws.

(b)Publicity and Public Disclosure Review. Durect may issue an initial press release announcing the execution of this Agreement in the form of the press release attached hereto as Exhibit 8.6(b), as may be amended by agreement of the Parties prior to [***].  When Durect elects to make any additional public disclosure under this Section 8.6(b), it will give Gilead reasonable notice to review, comment on and approve in writing such statement, it being understood that if Gilead does not notify Durect in writing within a [***] period or such shorter period if required by Applicable Law of any reasonable objections, as contemplated in this Section 8.6(b), such disclosure shall be deemed approved, and in any event [***].  The principles to be observed in such disclosures shall be [***].  Accordingly, Gilead [***].  Notwithstanding the foregoing or anything to the contrary herein, the Parties acknowledge and agree that each Party may make disclosures required by Applicable Law and the rules of a recognized stock exchange without the written approval of the other Party; provided, however that Durect shall give Gilead reasonable notice to review and comment on such disclosures (except to the extent that exigent circumstances do not allow any time for such review and comment).  As requested by Durect, Gilead shall [***] Neither Party shall be required to seek the permission of the other Party to repeat any information that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 8.6(b); provided that (i) such information remains accurate as of such time, and (ii) such disclosure is not misleading when viewed in the context of such previous public disclosure.

(c)Use of Names.  Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance.  The restrictions imposed by this Section 8.6(c) shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law.

[***]

Article 9
REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

General Representations and Warranties

.  Each Party represents and warrants to the other Party that, as of the Effective Date:

(a)it is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(c)this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law;

(d)it has not granted, and shall not grant during the Term, any right to any Third Party which would conflict with the rights granted to the other Party hereunder;

(e)it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement;

(f)it shall, at all times during the Term, comply with all Applicable Laws relating to the development, manufacture and commercialization of the Product;

(g)no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement, or for the performance by it of its obligations under this Agreement (including, in the case of Durect, the grant of the rights to Gilead hereunder), except as may be required to seek or obtain an IND or applicable Regulatory Filings and except for any filing required under antitrust laws; and

(h)it has obtained all necessary authorizations, consents and approvals of any other Person that is required to be obtained by it as of the Effective Date for, or in connection with, the transaction contemplated by this Agreement, or for the performance by it of its obligations under this Agreement (including, in the case of Durect, the grant of the rights to Gilead hereunder), except as may be required to conduct seek or obtain approval of the applicable Regulatory Authority or the clearance, approval, or expiration or termination of any applicable merger control waiting period under antitrust laws, as applicable.

Durect Representations and Warranties

.  Durect represents and warrants to Gilead that, as of the Effective Date and except as set forth in Exhibit 9.2:

(a)Exhibit 1.24 contains a complete and accurate list of all Patents [***], in each case [***], that are [***]to research, develop, manufacture and have manufactured (in accordance with Article 5), use, offer for sale, sell, import, export, or otherwise commercialize Product (including as Combination Products);

(b)[***];

(c)[***];

(d)[***];

(e)[***];

(f)[***];

(g)[***];

(h)[***];

(i)[***];

(j)[***];

(k)[***];

(l)[***];

(m)[***];

(n)[***];

(o)[***];

(p)[***]; and

(q)[***].

Additional Durect Covenants

.  Durect hereby covenants to Gilead that from and after the Effective Date:

(a)[***];

(b)[***]; and

(c)[***].

DISCLAIMER OF WARRANTIES

.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, DURECT AND GILEAD EXPRESSLY DISCLAIM ANY WARRANTIES

OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING THE LICENSED TECHNOLOGY), INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

9.5Indemnification.

(a)Indemnification by Durect.  Durect hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Gilead and its Affiliates, and its and their agents, directors, officers and employees (the “Gilead Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) against any Gilead Indemnitee arising out of (i) [***], or (ii) [***].  Durect’s obligation to Indemnify the Gilead Indemnitees pursuant to [***] shall not apply to the extent that any such Losses are Losses for which Gilead is obligated to Indemnify pursuant to [***].

(b)Indemnification by Gilead.  Gilead hereby agrees to Indemnify Durect and its Affiliates, and its and their agents, directors, officers and employees (the “Durect Indemnitees”) from and against any and all Losses resulting from Third-Party Claims against any Durect Indemnitees arising out of: (i) [***], (ii)  [***], (iii) [***], or (iv) [***].  Gilead’s obligation to Indemnify the Durect Indemnitees pursuant to [***] shall not apply to the extent that any such Losses are Losses for which Durect is obligated to Indemnify pursuant to [***].

(c)Procedure.  To be eligible to be Indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to this Section 9.5 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided that delay or failure to give such notification shall not affect the indemnification provided under Section 9.5(a) or Section 9.5(b), as applicable, except to the extent the indemnifying Party has been actually prejudiced as a result of such delay or failure; further provided, however, that the indemnifying Party shall not enter into any settlement that admits fault, wrongdoing or damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld, conditioned or delayed.  Each such notice of the Third-Party Claim shall contain a description of the claim and the nature and amount of any Loss (to the extent that the nature and amount of such Loss is known at such time).  The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.  The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party, provided that the indemnifying Party shall have no obligations with respect to any Losses resulting from the indemnified Party’s admission, settlement or other communication without the prior written consent of the indemnifying Party.

Insurance

.  Each Party shall procure and maintain, during the Term, (a) commercial general liability insurance, with limits of not less than [***] Dollars ($[***) per occurrence and in the aggregate; (b) workers’ compensation insurance in compliance with local state/jurisdiction requirements in which the work is to be performed; (c) employer's liability insurance in amounts not less than [***] Dollars ($[***]) Bodily Injury by Accident-Each Accident, [***] Dollars ($[***]) Bodily Injury by Disease- Policy Limit, and [***] Dollars ($[***]) Bodily Injury by Disease-Each Employee; and (d) automobile liability insurance for bodily injury, property damage and automobile contractual liability covering all hired autos with a combined single limit of liability for each accident of not less than [***] Dollars ($[***]).  Notwithstanding the foregoing, Gilead may elect to self-insure all or part of the limits described above, in which case the foregoing shall not apply to the extent of such self-insurance.  Carriers shall be rated by AM Best AVII (or equivalent) or better.  All general liability policies shall name the other Party, its officers, directors, employees and volunteers, as additional insureds (it being understood that a blanket additional insured endorsement will meet this obligation).  Each Party shall provide the other Party with evidence of such insurance by furnishing a certificate of insurance upon request and shall provide the other Party with written notice in accordance with the applicable policy provisions of any cancellation, non-renewal or material changes in such insurance; provided, that Gilead shall not be obligated to provide such evidence or such written notice to the extent of its self-insurance.  Insurance coverage shall be on an occurrence form, and if any such coverage is on a claims made form, then coverage must be maintained for at least [***] following the expiration or earlier termination of the Agreement.  Where permitted by law, workers’ compensation insurance shall contain a waiver of the insurer’s subrogation rights against the other Party.  [***].

LIMITATION OF LIABILITY

.  [***].

Article 10
TERM AND TERMINATION

Term

(x).  This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 10, shall continue in full force and effect [***] during the applicable Royalty Term (the “Term”).  Upon such expiration with respect to a Product and country, the license granted to Gilead in Section 3.1 shall become non-exclusive, fully-paid, royalty-free, sublicensable, perpetual and irrevocable for such Product in such country.

Termination by Gilead

.  Gilead shall have the right to terminate this Agreement in its entirety upon [***] prior written notice to Durect.

10.3Termination by Durect.

(a) [***], then Durect may, upon [***] written notice to Gilead, terminate this Agreement in its entirety; provided, however, that Durect will not have the right to terminate this Agreement under this Section 10.3(a) if [***].

(b)(i) If Gilead [***], or (ii) if Gilead[***], Durect shall have the right to terminate this Agreement in its entirety, for (i), upon delivery of written notice to Gilead delivered within [***]of [***], and for (ii), upon [***] prior written notice to Gilead, provided that Gilead fails to cure [***]during such [***] period.

10.4Termination by Either Party.

(a)Termination for Material Breach.  Either Party may terminate this Agreement in its entirety in the event of the other Party’s Material Breach of this Agreement, and such breach shall have continued for [***] after notice thereof was provided to the breaching Party by the non-breaching Party.  Any such termination shall become effective at the end of such [***] period unless the breaching Party has cured any such breach prior to the expiration of the [***] period, or, if such Material Breach is not susceptible to cure within such [***] period, then such period shall be extended for an additional [***] so long as [***].  Notwithstanding the foregoing, in the event that the Parties reasonably and in good faith disagree as to whether there has been a Material Breach, the dispute shall be resolved in accordance with Article 11 and [***].  If the Parties reasonably and in good faith disagree as to whether there has been a Material Breach, then: (i) the Party that disputes that there has been a Material Breach may contest the allegation by referring such matter, within [***] following such notice of alleged Material Breach, for resolution to [***], who shall meet promptly to discuss the matter and determine, within [***] following referral of such matter, whether or not a Material Breach has occurred; provided that if such executives (or their designees) are unable to resolve such dispute within such [***] period after it is referred to them, the matter will be resolved as provided in Article 11; (ii) [***]; (iii) during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder; and (iv) if it is ultimately determined that the breaching Party committed such Material Breach, then the breaching Party shall have the right to cure such Material Breach after such determination within the cure period [***].

(b)Termination for Insolvency.  Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] of its filing, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors; provided that, in connection therewith, the provisions of Section 12.4 shall apply.

10.5[Intentionally left blank].

General Effects of Expiration or Termination

.  To the extent this Agreement expires or terminates in its entirety, the following shall apply:

(a)Reversion of Rights.

(1)Upon termination but not expiration of this Agreement, the licenses granted by Durect to Gilead in Section 3.1 will terminate and the rights granted thereunder shall revert back to Durect.

(2)Upon expiration but not early termination, the license granted in Section 3.1 shall survive as set forth in Section 10.1.

(3)Upon expiration or termination, all licenses and rights granted by Gilead to Durect will terminate.

(b)Sales Period.  Notwithstanding Section 10.6(a), upon any termination of this Agreement other than termination by Durect pursuant to Section 10.3 or Section 10.4, Gilead shall have the right to market, distribute, offer to sell and sell the remaining Product then in its inventory as of the date of such termination [***] (subject to Gilead’s obligations under Article 6).  Notwithstanding the foregoing, upon any termination of this Agreement, the Parties shall cooperate in good faith to ensure an orderly transition and disposition of Product and treatment of patients receiving Product (including patients in a clinical trial or receiving Product following approval) in the Territory (including Access Territories), in compliance with Applicable Law and instructions and/or guidance of Regulatory Authorities.

(c)Sublicense Agreements.  In the case of termination of this Agreement in its entirety, any and all sublicense agreements entered into by Gilead or any of its Affiliates with a Sublicensee pursuant to this Agreement shall survive such termination of this Agreement, except to the extent that: (i) [***]; (ii) [***]; or (iii) [***].  Gilead shall, upon the written request of Durect, assign any such sublicense (to the extent not terminated pursuant to subsections (i), (ii), or (iii)) to Durect or its Affiliates and, upon such assignment, Durect or its Affiliates, as applicable, shall assume such sublicense.

(d)Accrued Obligations.  Expiration or termination of this Agreement for any reason shall not release either Party of any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.

(e)Return of Confidential Information.  Upon termination or expiration of this Agreement, each Party shall return or destroy all Confidential Information of the other Party, as and to the extent required by Section 8.1.

(f)Non-Exclusive Remedy.  Notwithstanding anything herein to the contrary, termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.

(g)General Survival.  [***] shall survive expiration or termination of this Agreement for any reason.  Except as otherwise provided in this Article 10, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason.

Article 11
DISPUTE RESOLUTION

Dispute Resolution

.  The Parties agree that, except to the extent expressly provided otherwise herein, any disputes arising out of or in connection with this Agreement (each, a “Dispute”) shall be resolved through the procedures set forth in this Article 11.

Initial Escalation

.  With respect to all Disputes, if the Parties are unable to resolve any such Dispute within [***] after such Dispute is first identified by either Party in writing to the other, either Party shall have the right to refer such Dispute to the senior executives for attempted resolution by written notice to the other Party referencing the particular Dispute and this Section 11.2.  In such case, the senior executives of each Party shall conduct good faith negotiations and seek to resolve the Dispute within [***] after such notice is received.  If the senior executives resolve such Dispute, a memorandum setting forth their agreement to resolve the Dispute will be prepared and signed by both Parties if requested by either Party.  In all events, the Parties shall cooperate in an effort to limit the issues for consideration in such manner as narrowly as reasonably practicable in order to resolve the Dispute.  Notwithstanding the foregoing, any Dispute that is [***] shall, without any prior escalation to senior executives in accordance with this Section 11.2, be immediately referred to [***]arbitration in accordance with Section 11.5 below following the conclusion of good faith negotiations of such [***]in accordance with this Section 11.2.

Binding Arbitration

.  If the senior executives are not able to resolve such Dispute referred to them under Section 11.2 within such [***] period, such Dispute shall be resolved through binding arbitration, which arbitration may be initiated by either Party by written notice to the other Party referencing the particular Dispute and this Section 11.3 at any time after the conclusion of such period, on the following basis:

(a)The place of arbitration shall be San Francisco, California and all proceedings and communications shall be in English;

(b)The arbitration shall be administered by JAMS pursuant to the Comprehensive Arbitration Rules and Procedures of JAMS then in effect (the “JAMS Rules”);

(c)The arbitration shall be conducted by three (3) arbitrators, with each Party selecting one (1) arbitrator and those two (2) arbitrators selecting the third arbitrator.  The arbitrators shall be neutral, independent individuals with experience in the biopharmaceutical business related to the matter of the Dispute; provided that, in the event such arbitration is [***] conducted pursuant to Section 11.5, such arbitrators shall also [***];

(d)Judgment upon the award rendered by such arbitrator shall be binding on the Parties and may be entered by any court or forum having jurisdiction;

(e)Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Further, either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of such Party pending the arbitration award;

(f)The arbitrators shall [***];

(g)Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrator s’ and any administrative fees of arbitration, unless [***];

(h)Reasons for the arbitrators’ decision should be complete and explicit, including determinations of law and fact.  The written reasons should also include the basis for any damages awarded and a statement of how the damages were calculated.  Such written decision should be rendered by the arbitrators following a full comprehensive hearing, as soon as practicable but in no event later than [***] following the selection of the arbitrator under Section 11.3(c);

(i)Except to the extent necessary to confirm an award or as may be required by Applicable Law, and subject to Article 8, neither Party nor the arbitrators may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties; and

(j)In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations; provided that [***].

Injunctive Relief

.  Notwithstanding the provisions of Section 11.3, each Party acknowledges and agrees that, due to the unique and valuable nature of the other Party’s proprietary information and materials, there may be no adequate remedy at law for a breach by such Party of Section 3.4, Article 7 or Article 8 of this Agreement, that any such may breach may result in irreparable harm to the other Party for which monetary damages would be inadequate to compensate such Party and that the other Party shall have the right, in addition to any other rights available under applicable law, to seek from any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, any covenant or obligation of such Party under such provisions, without the necessity of posting any bond or security.  Any request to a court of competent jurisdiction for relief as set forth in this Section 11.4 shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

[***]

.  Notwithstanding anything to the contrary herein, solely in the event that a Dispute is [***], such Dispute shall be decided by binding [***] arbitration as follows.   [***].  Such decision of the arbitrator shall be binding on the Parties.  Such [***] arbitration shall be concluded within [***] following submission of [***] to arbitration in accordance with Section 11.3.  For clarity, except to the extent expressly set forth herein, such [***] shall be conducted pursuant to the terms of Section 11.3.

Patent and Trademark Dispute Resolution

.  Without limiting anything in this Article 11, any dispute, controversy or claim relating to the ownership, scope, validity, enforceability or infringement of any Patent rights Covering the manufacture, use or sale of Product or of any trademark rights relating to Product shall be submitted to a court of competent jurisdiction.

Article 12
MISCELLANEOUS

Governing Law

.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of [***], without reference to conflicts of laws principles.

Waiver of Right to Trial by Jury

.  EACH PARTY HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES.  THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  Each Party hereto (a) certifies that no representative or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 12.2.

Assignment

.  This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party.  Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to an Affiliate of such Party or to a Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale, operation of law or otherwise).  No assignment or transfer of this Agreement shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement.  Any attempted assignment or transfer of this Agreement in violation of this Section 12.3 shall be null and void.  Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

Consequences of Bankruptcy

.  The Parties acknowledge and agree that all rights and licenses now or hereafter granted under or pursuant to any Section of this Agreement are rights to “intellectual property” as defined in Section 101(35A) of Title 11 of the United States Code.  Each Party may elect to retain and may fully exercise all of its rights and elections under Section 365(n) of Title 11 of the United States Code.  The Parties further agree that, if a Party elects to retain its rights as a licensee under any Bankruptcy Code, such Party will be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology.  Such embodiments of the technology will be delivered to the licensee Party not later than: (a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under this Agreement; or (b) if not delivered under this Section 12.4, upon the rejection of this Agreement by or on behalf of the licensor, upon written request.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.  As used herein, “Bankruptcy Code” means the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets.

Notices

.  Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) or [***] after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within [***] after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such

Party will have last given by notice to the other Party in accordance with this Section 12.5.  This Section 12.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Durect, addressed to:	Durect Corporation 10260 Bubb Road Cupertino, CA 95014 United States Attention: Legal Department Telephone: (408) 777-3577 Facsimile: (408) 777-1417

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA  94304-1050
United States
Attention:Ian B. Edvalson, Esq.
Telephone:(650) 493-9300
Facsimile:(650) 493-6811

If to Gilead, addressed to:	Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 Attention:[***] Facsimile:[***]

With a copy to (which shall not constitute notice):

Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 Attention:[***] Facsimile:[***]

Waiver

.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one (1) or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

Severability

.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of Applicable Law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

Entire Agreement/Modification

.  This Agreement, including its Exhibits, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between the Parties, including, solely with respect to the Active Agent and Products hereunder, the MSA.  In the event of any conflict between this Agreement and the MSA, this Agreement shall control, including with respect to [***] of the MSA.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

Relationship of the Parties

.  The Parties agree that the relationship of Durect and Gilead established by this Agreement is that of independent contractors.  Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish an employment, agency or any other relationship.  Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

Force Majeure

.  Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party.  The Party affected by such force majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.  If the performance of any such obligation under this Agreement is delayed owing to such a force majeure for any continuous period of more than [***], the Parties will [***].

Compliance with Laws/Other

.  Notwithstanding anything to the contrary herein, all rights and obligations of Durect and Gilead are subject to prior compliance with, and each Party shall comply with, all Applicable Laws, including obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions.  In addition, each Party shall conduct its activities hereunder in accordance with good scientific and business practices.

Counterparts

.  This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and all of which together, shall constitute one (1) and the same instrument.

Exhibits

.  In the event of any inconsistencies between this Agreement and any Exhibits or other attachments hereto, the terms of this Agreement shall control.

Further Assurances

.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

[The remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement effective as of the Effective Date.

Durect CORPORATION	GILEAD SCIENCES, INC.
By:	/s/James E. BrownBy:/s/Andrew Dickinson
Name: James E. Brown	Name: Andrew Dickinson
Title: CEO	Title: EVP, Corporate Development and Strategy

[Signature Page to License Agreement]

List of Exhibits:

[***]

[***]